Exhibit 99.01

Keynote Reports Fiscal Fourth Quarter & Year-End 2010 Results

  Total Revenue was $20.5 Million for the Fourth Quarter 2010 Compared to $19.7 Million in the Same Period a Year Ago
  GAAP Earnings per Share was $0.08 for the Fourth Quarter 2010 Compared to $0.04 in the Same Period a Year Ago
  Cash from Operations Reached $4.8 Million for the Fourth Quarter 2010 Compared to $1.4 Million in the Same Period a Year Ago
  Revenue, GAAP Earnings Per Share and Non-GAAP Earnings Per Share Met or Exceeded Company Guidance
  Board Approved a 20% Increase in Quarterly Cash Dividend from $0.05 per Share to $0.06 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--November 8, 2010--Keynote® Systems (NASDAQ:KEYN), the global leader in Internet and mobile cloud monitoring, reported financial results for its fourth fiscal quarter and year-ended September 30, 2010.

Umang Gupta, Chairman and CEO of Keynote, said: “In the fiscal fourth quarter, we saw strong signs of growth from both our Internet and mobile businesses for the third quarter in a row. The fiscal fourth quarter Internet business revenue increased 10%, compared to the same quarter a year ago, and our mobile subscriptions revenue in the fourth quarter grew for the seventh consecutive quarter, a 29% increase year-over-year. We strengthened our balance sheet by adding almost $6 million in cash and investments during the quarter. In addition, we increased our gross deferred revenue, a leading indicator of momentum in our mobile business, by approximately $5 million compared to the same period a year ago.”

Fourth Quarter 2010 Financial Summary

Revenue for the fourth fiscal quarter of 2010 was $20.5 million, compared to $19.7 million in the fourth fiscal quarter of 2009. Under generally accepted accounting principles (GAAP), operating income for the fourth fiscal quarter of 2010 was $1.1 million, compared to $562,000 in the fourth fiscal quarter of 2009. Net income for the fourth fiscal quarter of 2010 was $1.2 million, or $0.08 per diluted share, compared to net income of $537,000, or $0.04 per diluted share, for the fourth fiscal quarter of 2009.

Non-GAAP net income for the fourth fiscal quarter of 2010 was $2.4 million, or $0.16 per diluted share, compared to $2.4 million, or $0.16 per diluted share, for the fourth fiscal quarter of 2009. The company defines non-GAAP net income (loss) as GAAP net income (loss) adjusted for the provision for income taxes, stock-based compensation expense, and amortization of purchased intangibles, less cash taxes from on-going operations. Non-GAAP earnings (loss) per share equals non-GAAP net income (loss) divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of adjusted earnings before interest income, taxes, depreciation, amortization, stock-based compensation, and other income (expenses), net (Adjusted EBITDA) provides a useful measure of operations. Adjusted EBITDA for the fourth fiscal quarter of 2010 was $3.6 million, or 17% of revenue, compared to $3.1 million, or 16% of revenue, in the fourth fiscal quarter of 2009.

Cash provided by operating activities for the fourth fiscal quarter of 2010 was $4.8 million, compared to $1.4 million in the fourth fiscal quarter of 2009. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology. The company generated free cash flow of $4.0 million in the fourth fiscal quarter of 2010, compared to $531,000 in the fourth fiscal quarter of 2009.

At September 30, 2010, Keynote had $66.4 million in total cash, cash equivalents and short-term investments. Keynote’s net deferred revenue was $21.5 million at September 30, 2010, compared to $18.8 million at September 30, 2009. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $27.2 million at September 30, 2010, compared to $22.3 million at September 30, 2009.

The total shares outstanding at September 30, 2010 was 14.9 million, compared to 14.5 million at September 30, 2009.

Fiscal 2010 Financial Summary

Revenue for fiscal year 2010 was $79.9 million, compared to $80.1 million for fiscal year 2009. Operating income for fiscal year 2010 was $2.2 million, compared to $2.9 million in fiscal year 2009. Interest income and other income (expenses), net for fiscal year 2010 was $351,000, compared to $1.3 million in fiscal year 2009, reflecting lower interest rates and the effects of foreign currency fluctuations. Net income for fiscal year 2010 was $1.7 million, or $0.11 per diluted share, compared to a net income of $3.3 million, or $0.23 per diluted share, for fiscal year 2009. Non-GAAP net income for fiscal year 2010 was $7.6 million, or $0.51 per diluted share, compared to non-GAAP net income of $10.8 million, or $0.75 per diluted share, for fiscal year 2009.

Cash provided by operating activities for fiscal year 2010 was $12.7 million, compared to $8.8 million for fiscal year 2009, which included a $4.1 million cash payment to the German tax authority for taxes associated with fiscal year 2008 operations and the migration of intellectual property from Germany to the United States. In fiscal year 2010, Adjusted EBITDA was $12.3 million, or 15% of revenue, compared to $14.4 million, or 18% of revenue, for fiscal year 2009.

Quarterly Cash Dividend

The board of directors approved a 20% increase in our quarterly cash dividend from $0.05 per common share to $0.06 per common share, payable December 15, 2010 to common stockholders of record at the close of business on December 1, 2010.

Expectations for the First Quarter of Fiscal Year 2011

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the first fiscal quarter of 2011:

  Total revenue is expected to be between $21.8 million and $22.3 million.
  GAAP earnings per diluted share are expected to be between $0.06 and $0.09.
  Non-GAAP earnings per diluted share are expected to be between $0.16 and $0.19.

The above guidance is based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.4 million. Depreciation is expected to be approximately $1.1 million. Interest income and other income (expense), net, is expected to be approximately $75,000, assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash. Cash taxes paid from on-going operations is expected to be $150,000. Diluted weighted average shares outstanding are expected to be approximately 15.2 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price. The adoption of ASU 2009-13 (formerly Emerging Issues Task Force (EITF) 08-1) and ASU 2009-14 (formerly EITF 09-3) effective October 1, 2010, is expected to have an immaterial impact on our fiscal first quarter 2011 results.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PST) today, November 8, 2010. To access the call in the U.S., please dial (800) 471-6718; international callers please dial (630) 691-2735. Callers may provide the following confirmation number 28163661 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes early to prevent any delays in joining. The Webcast of the call will be available at the investor section of the company’s website at www.keynote.com. The replay will be available after the call by telephone by dialing (888) 843-7419 in the U.S. and (630) 652-3042 internationally; the pass code is 28163661.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s future growth, expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, the impact of new accounting standards and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact global economic conditions will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can continue to increase, the risk that the increase in Keynote’s Internet Revenue for the past two quarters may not be sustained, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2009, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP earnings per share, Adjusted EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income (loss) is calculated by adjusting GAAP net income (loss) for the provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings (loss) per share are calculated by dividing Non-GAAP net income (loss) by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization, stock-based compensation and other income (expense), net. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (NASDAQ: "KEYN") is the global leader in solutions for continuously improving the Internet and mobile experience. Founded in 1995, Keynote provides testing, monitoring and measurement products and services for a variety of enterprises such as online portals, e-commerce sites, B2B sites, mobile operators and mobile infrastructure providers. Keynote products and services help companies improve customer experience in four areas: Web performance, mobile quality, streaming and real user experience testing.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading "on-demand" infrastructure of over 3,000 measurement computers and mobile devices in over 240 locations around the world. Keynote's 2,800 customers represent top Internet and mobile companies including American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote® , SIGOS®, SITE®, Keynote™, The Mobile & Internet Performance Authority™, Screen Sensing Technology and Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. © 2010 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	Sep 30,	June 30,	Sep 30,	Sep 30,	Sep 30,
	2010	2010	2009	2010	2009
Net revenue:
Subscription services	$13,029	$11,950	$11,328	$48,860	$45,597
Ratable licenses	5,297	5,159	6,275	22,203	24,623
Professional services	2,187	2,164	2,134	8,788	9,887
Total revenue, net	20,513	19,273	19,737	79,851	80,107

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	2,274	2,109	1,982	8,720	8,655
Direct costs of ratable licenses	1,741	1,677	1,528	6,870	6,079
Direct costs of professional services	1,462	1,457	1,492	5,737	5,958
Operations	1,900	1,935	1,911	7,661	8,264
Development	2,894	2,968	3,049	11,978	12,186
Amortization of intangible assets - software	419	433	294	1,585	1,160
Total costs of revenue	10,690	10,579	10,256	42,551	42,302
Sales and marketing	6,469	6,296	5,701	25,469	23,863
General and administrative	2,630	2,652	2,615	10,460	10,332
Excess occupancy income, net	(545)	(323)	(291)	(1,487)	(1,020)
Amortization of intangible assets - other	142	146	259	626	1,050
Lease termination costs	-	-	635	-	635
Total costs and expenses	19,386	19,350	19,175	77,619	77,162

Income (loss) from operations	1,127	(77)	562	2,232	2,945

Interest income and other, net	145	(47)	184	351	1,331

Income (loss) before provision for income taxes	1,272	(124)	746	2,583	4,276

Provision for income taxes	(108)	(191)	(209)	(897)	(1,019)

Net income (loss)	$1,164	$(315)	$537	$1,686	$3,257

Net income (loss) per share:
Basic	$0.08	$(0.02)	$0.04	$0.11	$0.23
Diluted	$0.08	$(0.02)	$0.04	$0.11	$0.23

Weighted average common shares outstanding:
Basic	14,910	14,799	14,468	14,708	14,323
Diluted	15,161	14,799	14,628	14,969	14,394

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2010	September 30, 2009

Assets
Current assets:
Cash, cash equivalents and short-term investments	$66,352	$57,968
Accounts receivable, net	9,094	6,403
Prepaids, deferred costs and other current assets	3,571	3,517
Inventories	1,286	1,222
Deferred tax assets	3,749	2,913
Total current assets	84,052	72,023
Deferred costs and other long-term assets	1,599	3,024
Property and equipment, net	33,432	34,778
Goodwill	63,166	66,078
Identifiable intangible assets, net	3,914	6,255
Deferred tax assets	359	61
Total assets	$186,522	$182,219

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,748	$1,147
Accrued expenses	7,945	8,466
Deferred revenue	19,539	17,661
Total current liabilities	29,232	27,274
Deferred rent and other long term liabilities	3,605	3,344
Long-term deferred revenue	1,926	1,167
Long-term deferred tax liability	395	414
Total liabilities	35,158	32,199

Stockholders' equity:
Common stock	15	14
Additional paid-in capital	286,761	282,653
Accumulated deficit	(137,928)	(139,614)
Accumulated other comprehensive income	2,516	6,967
Total stockholders' equity	151,364	150,020
Total liabilities and stockholders' equity	$186,522	$182,219

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	Sep 30,	June 30,	Sep 30,	Sep 30,	Sep 30,
	2010	2010	2009	2010	2009
Revenue categories:

Internet Subscriptions
Web Measurement	$7,105	$6,584	$6,370	$26,452	$26,772
Other	3,154	2,648	2,812	12,036	10,810
Internet Engagements	2,187	2,164	2,134	8,788	9,887
Subtotal Internet Revenue	12,446	11,396	11,316	47,276	47,469
Mobile Subscriptions	2,770	2,718	2,146	10,372	8,015
Mobile Ratable Licenses	5,297	5,159	6,275	22,203	24,623
Subtotal Mobile Revenue	8,067	7,877	8,421	32,575	32,638
Total Revenue, Net	$20,513	$19,273	$19,737	$79,851	$80,107

Non-GAAP net income and income per share:

GAAP net income (loss)	$1,164	$(315)	$537	$1,686	$3,257
Provision for income taxes	108	191	209	897	1,019
Stock-based compensation *	818	757	992	3,365	4,392
Amortization of intangible assets - other	142	146	259	626	1,050
Amortization of intangible assets - software	419	433	294	1,585	1,160
Non-GAAP income before income tax	2,651	1,212	2,291	8,159	10,878
Cash taxes from on-going operations	(205)	(57)	112	(544)	(78)
Non-GAAP net income	$2,446	$1,155	$2,403	$7,615	$10,800

Weighted average diluted common shares outstanding:	15,161	15,062	14,628	14,969	14,394
Non-GAAP income per share	$0.16	$0.08	$0.16	$0.51	$0.75

Adjusted EBITDA:

GAAP net income (loss)	$1,164	$(315)	$537	$1,686	$3,257
Provision for income taxes	108	191	209	897	1,019
Interest income and other, net	(145)	47	(184)	(351)	(1,331)
Stock-based compensation *	818	757	992	3,365	4,392
Amortization of intangible assets - other	142	146	259	626	1,050
Amortization of intangible assets - software	419	433	294	1,585	1,160
Depreciation	1,081	1,064	990	4,462	4,854
Adjusted EBITDA	$3,587	$2,323	$3,097	$12,270	$14,401

*Stock-based compensation by category:
Direct costs of ratable licenses	$11	$12	$27	$72	$78
Direct costs of professional services	95	81	103	353	494
Operations	112	102	130	440	554
Development	174	199	224	778	969
Sales and marketing	308	299	364	1,244	1,580
General and administrative	118	64	144	478	717
	$818	$757	$992	$3,365	$4,392

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2010

Internet Subscriptions
Web Measurement	$6,170	$6,593	$6,584	$7,105	$26,452
Other	3,665	2,569	2,648	3,154	12,036
Internet Engagements	2,544	1,893	2,164	2,187	8,788
Subtotal Internet Revenue	12,379	11,055	11,396	12,446	47,276
Mobile Subscriptions	2,374	2,510	2,718	2,770	10,372
Mobile Ratable Licenses	5,956	5,791	5,159	5,297	22,203
Subtotal Mobile Revenue	8,330	8,301	7,877	8,067	32,575
Total Revenue, Net	$20,709	$19,356	$19,273	$20,513	$79,851

FY 2009

Internet Subscriptions
Web Measurement	$7,209	$6,572	$6,621	$6,370	$26,772
Other	2,455	2,761	2,782	2,812	10,810
Internet Engagements	3,121	2,308	2,324	2,134	9,887
Subtotal Internet Revenue	12,785	11,641	11,727	11,316	47,469
Mobile Subscriptions	1,809	2,008	2,052	2,146	8,015
Mobile Ratable Licenses	6,043	5,915	6,390	6,275	24,623
Subtotal Mobile Revenue	7,852	7,923	8,442	8,421	32,638
Total Revenue, Net	$20,637	$19,564	$20,169	$19,737	$80,107

FY 2008

Internet Subscriptions
Web Measurement	$6,828	$6,798	$6,863	$7,348	$27,837
Other	2,704	2,640	2,666	2,585	10,595
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206
Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions
Web Measurement	$6,658	$6,836	$7,021	$6,781	$27,296
Other	2,852	2,784	2,702	2,680	11,018
Internet Engagements	3,102	2,778	3,063	2,929	11,872
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186
Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2010

Total Revenue	$20,709	$19,356	$19,273	$20,513	$79,851
Cash Flow from Operations	$(95)	$1,749	$6,272	$4,805	$12,731
% of Revenue	(0%)	9%	33%	23%	16%
Purchase of PP&E	$775	$653	$961	$840	$3,229
Free Cash Flow *	$(870)	$1,096	$5,311	$3,965	$9,502
% of Revenue	(4%)	6%	28%	19%	12%

FY 2009

Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107
Cash Flow from Operations	$2,020	$1,249	$4,151	$1,379	$8,799
% of Revenue	10%	6%	21%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$848	$3,444
Free Cash Flow *	$1,359	$513	$2,952	$531	$5,355
% of Revenue	7%	3%	15%	3%	7%

FY 2008

Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908
Cash Flow from Operations	$330	$2,527	$1,522	$901	$5,280
% of Revenue	2%	14%	7%	4%	7%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(3,534)	$(3,142)
% of Revenue	(6%)	8%	(0%)	(17%)	(4%)

FY 2007

Total Revenue	$15,815	$16,714	$17,387	$17,838	$67,754
Cash Flow from Operations	$4,680	$6,847	$5,883	$2,970	$20,380
% of Revenue	30%	41%	34%	17%	30%
Purchase of PP&E	$704	$1,383	$2,073	$1,380	$5,540
Free Cash Flow *	$3,976	$5,464	$3,810	$1,590	$14,840
% of Revenue	25%	33%	22%	9%	22%

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	September 30, 2010	June 30, 2010	September 30, 2009

Deferred revenue, net
Domestic	$4,631	$5,249	$5,880
International	16,834	13,211	12,948
Total	21,465	18,460	18,828

Add back: unpaid deferred revenue
Domestic	2,584	2,224	1,665
International	3,191	4,536	1,810
Total	5,775	6,760	3,475

Deferred revenue, gross
Domestic	7,215	7,473	7,545
International	20,025	17,747	14,758
Total	$27,240	$25,220	$22,303

CONTACT:
Keynote Systems, Inc.
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com